COLUMBUS MCKINNON CORPORATION
                          -----------------------------

                       EVA(R) INCENTIVE COMPENSATION PLAN
                       ----------------------------------


                                    ARTICLE I

                              STATEMENT OF PURPOSE
                              --------------------

1.1 The purpose of the Plan is to provide a system of incentive compensation, which will promote the maximization of EVA over the long-term. In order to align associate incentives with shareholder and lender interests, incentive compensation will reward the creation of value. This Plan will tie incentive compensation to Economic Value Added ("EVA") and, thereby, reward for creating value and penalize for destroying value.

1.2 EVA is the performance measure of value creation for Columbus McKinnon Corporation. EVA reflects the benefits and costs of capital employment. Associates create value when they use capital in an endeavor that generates a return that exceeds the cost of the capital employed. Conversely value is destroyed when capital is used in an endeavor that generates a return that is less than the cost of capital employed. By imputing the cost of capital upon the operating profits generated by a business group, EVA measures the total value created (or destroyed). The Plan will reward increases in EVA and penalize decreases over time.

              EVA = NET OPERATING PROFIT AFTER TAX - CAPITAL CHARGE

1.3 Each Plan Participant is placed in a classification. Each classification has a prescribed target bonus. The bonus acquired in any one year is the result of multiplying the Actual Bonus Percentage times the Participant's total earnings as defined in the Plan and a positive balance is distributed each year through the payroll system.


                                   ARTICLE II

                   DEFINITION OF EVA AND THE COMPONENTS OF EVA
                   -------------------------------------------

         Unless the context provides a different meaning, the following terms shall have the following meanings:

2.1 OPERATING GROUP means a group of business divisions that are uniquely identified for the purpose of calculating EVA and EVA based bonus awards.

2.2 PARTICIPATING UNIT means a single division that is uniquely identified for the purpose of calculating EVA and EVA based bonus awards.

2.3 CAPITAL means the investments made by shareholders (measured by Shareholders' Equity) and lenders (measured by our debt obligations). The total of invested Capital is used to acquire all of the assets needed to run our business - Working Capital (including Accounts Receivable and Inventory reduced by Trade Accounts Payable and Accrued Liabilities), Property, Plant, and Equipment, and Goodwill. The amount of Capital used by an operation is measured by the average monthly value of the specific assets acquired by Capital that are needed to support that operation.

2.4 COST OF CAPITAL or "C" means the weighted average of: (i) the cost of BORROWED capital, which is interest, net of tax, and, (ii) the cost of EQUITY capital, which is equal to the return that investors expect from a similar investment.

         The Cost of Capital is reviewed annually and revised if it has changed significantly. CM's current Cost of Capital is 11%.

2.5 CAPITAL CHARGE means the Cost of Capital times the value of the assets provided by Capital actually employed by each Participating Unit, Operating Group, or the Company as a whole. The Capital Charge is computed as follows:

                           CAPITAL CHARGE = CAPITAL X COST OF CAPITAL ("C")

2.6 NOPAT stands for Net Operating Profit After Tax and represents the after-tax economic operating profit of the business. NOPAT is calculated by adjusting pre-tax profit from an accounting to an economic basis.

2.7 EVA means Economic Value Added as described in Article I, EVA may be positive or negative.


2.8 PARTICIPANT means an individual that has been selected to participate in the Plan.

2.9      EXCOM means the Executive Committee of Columbus McKinnon Corporation.


                                   ARTICLE III

                DEFINITION AND COMPUTATION OF TARGET BONUS VALUE
                ------------------------------------------------

3.1      ACTUAL  EVA  means  the  EVA  as  calculated  for  the  Company,   each
         Participating Group, and each Participating Unit for the fiscal year.

3.2 TARGET EVA means the level of EVA that is expected in order for the Participating Unit to receive the Target Bonus.

         The Target EVA for the first year is set at the average of the prior year actual EVA and Budget EVA + Expected Improvement in EVA. After the first year, the Target EVA is revised according to the following formula:

             TARGET EVA = (LAST YEAR ACTUAL EVA + LAST YEAR TARGET EVA) /2 +
                           EXPECTED IMPROVEMENT IN EVA

3.3 EXPECTED IMPROVEMENT IN EVA means the constant EVA improvement that is added to move the target up each year. It is based upon overall long-term shareholder expectation for the total Company growth in EVA per year. The total Company expected improvement is allocated to operative groups and units. The amount will be reviewed periodically by EXCOM.

3.4 TARGET BONUS means the "Target Bonus Percentage" times a Participant's Total Earnings as defined in Section 3.5

3.5 PARTICIPANT'S TOTAL EARNINGS means the total calendar year earnings for a Participant, including 40l(k) (or equivalent) deferred wages and excluding Company contributions to 401(k), certain non-cash amounts included in payroll taxable earnings, EVA and other bonuses, adjustment for the release of restrictions on CM Stock, reimbursement for relocation expenses, Worker's Compensation or long-term disability payments and any other exclusion as deemed appropriate by EXCOM.

3.6 TARGET BONUS PERCENTAGE is determined by a Participant's Classification as assigned.

3.7 DECLARED BONUS means the bonus earned by a Participant and is computed as the Actual Bonus Multiple times a Participant's Target Bonus.

3.8 ACTUAL BONUS MULTIPLE is calculated by taking the difference between the Actual EVA and the Target EVA divided by the Leverage Factor plus 1.0.

                  Actual Bonus Multiple  =  (ACTUAL EVA - TARGET EVA) + 1
                                            -------------------------
                                                 Leverage Factor

3.9 LEVERAGE FACTOR is the negative (positive) deviation from Target EVA necessary before a zero (two times Target) bonus is earned. This factor will be reviewed periodically by EXCOM.

3.10 RETIREMENT is defined in the terms of the Participant's Monthly Retirement Benefit Pension Plan or any succeeding Plan.


3.11 PARTICIPANT'S CLASSIFICATION each Participating Unit manager will establish a Participant's classification. All classifications are subject to approval by EXCOM.


                                   ARTICLE IV

                             BONUS DISTRIBUTION DATE
                             -----------------------

4.1 Bonus distributions for the preceding fiscal year will be paid on or before two and one half months following the close of the fiscal year.


                                    ARTICLE V

                 PLAN PARTICIPATION, TRANSFERS AND TERMINATIONS
                 ----------------------------------------------

5.1      PARTICIPANT:   The EXCOM will have sole  discretion in  determining who
         shall participate in the EVA Incentive Plan.

5.2 VESTING: A Participant who has earnings from working in the prior calendar year and is in the employ of CM on May 1st of the following year will be eligible for a bonus distribution. Those Participants who have terminated prior to May 1st, either voluntarily or with or without cause will NOT be eligible for a bonus distribution. Those Participants who have died, retired or are receiving short-term disability benefits as of May 1st will be eligible for a bonus distribution. Those Participants who are earning Workers' Compensation benefits or long-term disability benefits or are on an approved leave of absence or laid-off and subject to recall as of May 1st, will be eligible for a bonus distribution IF, they return to work within two years of the commencement of their Workers' Compensation benefits, long-term disability benefits or their approved leave or layoff, as the case may be. Such bonus would be payable upon their return to work.

5.3 TRANSFERS: A Participant who transfers his employment from one Participating Unit to another or transfers from one job title to another with a different classification will be eligible to receive future EVA Plan awards in accordance with the provisions of the EVA Incentive Plan. The effective date of the transfer for EVA purposes will be the first day of the following calendar year.

5.4 NO GUARANTEE: Selection as a Participant or a Participant's classification is no guarantee that payments under the Plan will be paid or that selection as a Participant or a Participant's classification will be made in any subsequent fiscal year.


                                   ARTICLE VI

                               GENERAL PROVISIONS
                               ------------------

6.1 WITHHOLDING OF TAXES: The Company shall have the right and responsibility to withhold the amount of taxes which, in the determination of the Company, are required under law with respect to any amount due or paid under the Plan.

6.2 EXPENSES: All expenses and costs in connection with the adoption and administration of the Plan shall be borne by the Company.

6.3 NO PRIOR RIGHT OR OFFER: Except and until expressly granted pursuant to the Plan, nothing in the Plan shall be deemed to give any associate any contractual or other right to participate in the benefits of the Plan.

6.4 CLAIMS FOR BENEFITS: In the event a Participant (a "Claimant") desires to make a claim with respect to this EVA Plan provided hereunder, the Claimant shall submit evidence satisfactory to the EXCOM of facts establishing his entitlement to a payment under the Plan. Any claim with respect to any of the benefits provided under the Plan shall be made in writing within ninety (90) days of the event which the Claimant asserts entitles him to benefits. Failure by the Claimant to submit his claim within such ninety (90) day period shall bar the Claimant from any claim for benefits under the Plan.

         In the event that a claim, which is made by a Claimant, is wholly or partially denied, the Claimant will receive from EXCOM a written explanation of the reason for denial. The Claimant or his/her duly authorized representative may appeal the denial of the claim to EXCOM at any time within ninety (90) days after the receipt by the Claimant of written notice from EXCOM of the denial of the claim. In connection therewith, the Claimant or his/her duly authorized representative may request a review of the denied claim; may review pertinent documents; and may submit issues and comments in writing. EXCOM shall make a decision with respect to an appeal no later than sixty (60) days after receipt of a request for review. EXCOM shall furnish the Claimant with a decision on review in writing, including the specific reasons for the decision. The decision shall be written in a manner designed to be understood by the Claimant, as well as specific reference to the pertinent provisions of the Plan upon which the decision is based. In reaching its decision, EXCOM shall have complete discretionary authority to determine all questions arising in the interpretation and administration of the Plan and to construe the terms of the Plan, including any doubtful or disputed terms and the eligibility of a Participant for benefits.

6.5 ACTION TAKEN IN GOOD FAITH: INDEMNIFICATION EXCOM may employ attorneys, consultants, accountants or other persons and the Company's directors and officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by EXCOM in good faith shall be final and binding upon all associates who have received awards, Claimants, the Company and all other interested parties. No member of EXCOM, nor any officer, director, associate or representative of the Company, or any of its affiliates acting on behalf of or in conjunction with EXCOM, shall be personally liable for any action, determination, or interpretation, whether of commission or omission, taken or made with respect to the Plan, except in indemnification as they may have as members of the Company's Board of Directors, as members of EXCOM or as officers or associates of the Company. All members of EXCOM and any officer, associate or representative of the Company or any of its subsidiaries acting on their behalf shall be fully indemnified and protected by the Company with respect to any such action, determination or interpretation against the reasonable expenses, including attorneys fees actually and necessarily incurred in the connection with the defense of any civil or criminal action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or an award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, that such person claiming indemnification shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. Expenses (including attorneys fees) incurred in defending a civil or criminal action, suit or proceeding shall by paid by the Company in advance of the final disposition of such action, suit or proceeding if such person claiming indemnification is entitled to be indemnified as provided in this Section.

6.6 RIGHTS PERSONAL TO ASSOCIATE: Any rights provided to an associate under the Plan shall be personal to such associate, shall not be transferable (except by will or pursuant to the laws of descent or distribution), and shall be exercisable, during his/her lifetime, only by such associate.

6.7 NON-ALLOCATION OF AWARD: In the event of a suspension of the Plan in any Plan Year, the current bonus for the subject Plan year shall be deemed forfeited and no portion thereof shall be allocated to Participants. Any such forfeiture shall not affect the calculation of EVA or bonus award allocation in any subsequent year.


                                   ARTICLE VII

                                   LIMITATIONS
                                   -----------

7.1 NO CONTINUED EMPLOYMENT: Neither the establishment of the Plan, nor the grant of an award hereunder, nor anything contained herein, shall provide any associate with any right to continued employment or shall be deemed to constitute an express or implied contract of employment for any period of time or in any way abridge the rights of the Company and its Participating Units to determine the terms and conditions of employment or whether to terminate the employment of any associate with or without cause at any time.

7.2 NO PART OF OTHER BENEFITS: The benefits provided in this Plan shall not be deemed a part of any other benefit provided by the Company to its associates. The Company assumes no obligation to Plan Participants except as specified herein. This is a complete statement, along with the exhibits attached hereto, of the terms and conditions of the Plan.

7.3 OTHER PLANS: Nothing contained herein shall limit the Company's or the Board of Directors' power to grant bonuses to associates of the Company, whether or not Participants in this Plan.

7.4 UNFUNDED PLAN: This Plan is unfunded and is maintained by the Company in part to provide an incentive for associates. Nothing herein shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant.

                                  ARTICLE VIII

                                    AUTHORITY
                                    ---------

8.1 EXCOM AUTHORITY: Except as otherwise expressly provided herein, full power and authority to interpret and administer this Plan shall be vested in EXCOM. EXCOM may, from time to time, make such decisions and adopt such rules and regulations for implementing the Plan, as it deems appropriate for any Participant under the Plan. Any decision taken by EXCOM arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be final, conclusive and binding upon all Participants and any person claiming under or through them.

8.2 BOARD OF DIRECTORS AUTHORITY: The Board has the ultimate responsibility for administration of the Plan. References made herein to "EXCOM" indicate that the Board of Directors approved EXCOM to administer the Plan. In the event EXCOM is not so designated, the Board shall administer the Plan directly. The Board or EXCOM, as appropriate, shall work with the CEO of the Company in all aspects of the administration of the Plan.


                                   ARTICLE IX

                                     NOTICE
                                     ------

9.1 Any notice to be given pursuant to the provisions of the Plan shall be in writing and directed to the appropriate recipient thereof at his/her business address or office location.


                                    ARTICLE X

                                 EFFECTIVE DATE
                                 --------------

10.1 This Plan shall be effective July 1, 1998, and will be administered on a fiscal year basis, consistent with the Company's March 31st year end.


                                   ARTICLE XI

                                   AMENDMENTS
                                   ----------

11.1 This Plan may be amended, suspended or terminated at any time at the sole discretion of the Board of Directors. Provided, however, that no such change in the Plan shall be effective to eliminate or diminish any award that has been allocated to the Bank of a Participant prior to the date of such amendment, suspension or termination. Notice of any such amendment, suspension or termination shall be given promptly to each Participant.

                                   ARTICLE XII

                                 APPLICABLE LAW
                                 --------------

12.1 This Plan shall be construed in accordance with the State of New York law and any dispute will be adjudicated in the State of New York.


















         PLAN REVISED AS OF JANUARY 2000 WITH REVISIONS TO BE EFFECTIVE FOR THE PLAN YEAR BEGINNING APRIL 1, 2000.

                              EVA(R) INCENTIVE PLAN

                      ADDENDUM FOR MANAGEMENT PARTICIPANTS


                           DESCRIPTION OF BONUS BANKS
                           --------------------------

1.1 ESTABLISHMENT OF A BONUS BANK: To encourage a long-term commitment by Participants to the Company, a portion of the declared bonuses shall be credited to "at risk" deferred accounts ("Bonus Banks") with the level of distribution contingent on sustained high performance and improvements and continued employment as provided herein.

1.2 NEGATIVE BONUS BANK: Although a Bonus Bank may, as a result of negative EVA, have a deficit, no Plan Participant shall be required, at any time, to reimburse his/her Bonus Bank.

1.3 BONUS BANK means, with respect to each Participant, a bookkeeping record of an account to which amounts are credited, or debited as the case may be, from time to time under the Plan and from which bonus payments to such Participant are debited.

1.4 BANK BALANCE means with respect to each Participant, a bookkeeping record of the net balance of the amounts credited to and debited against such Participant's Bonus Bank. A Participant's Bank Balance shall initially be equal to zero.

1.5 DISTRIBUTION RULE: The Plan Administrator will add the Declared Bonus (including negative bonuses) to the Bonus Bank, pay out the lesser of Target Bonus or Bank Balance + 1/3 of the remaining Bonus Bank and carry the remaining Bank Balance (positive or negative) forward to the next year.

1.6 PARTICIPANT: A Bonus Bank Participant is defined as a management associate at a classification level established by EXCOM.


                 PLAN PARTICIPATION, TRANSFERS AND TERMINATIONS
                 ----------------------------------------------

2.1 TRANSFERS: A Participant who transfers his/her employment from one Participating Unit of the Company to another shall retain his Bonus Bank and will be eligible to receive future EVA Plan awards in accordance with the provisions of the EVA Incentive Plan.

2.2 RETIREMENT OR DISABILITY: A Participant who terminates employment with the Company by virtue of retirement or suffers a "disability" as such term is defined in the Company's long-term disability benefits program, while in the Company's employ shall be eligible to receive the balance of his/her Bonus Bank. The Participant will receive his/her balance as soon as practical after retirement or qualifying for benefit payments under the Company's long-term disability benefits program.

2.3 INVOLUNTARY TERMINATION WITHOUT CAUSE OR DEATH: A participant who is terminated without cause or who dies shall receive any positive Bonus Bank balance. Such payments will be made as soon as is practical.

2.4 VOLUNTARY TERMINATION: In the event that a Participant voluntarily terminates employment with the Company, he/she shall be eligible to receive the balance of his/her Bonus Bank subject to a five (5) year vesting period in the EVA Incentive Plan.

2.5      INVOLUNTARY  TERMINATION FOR CAUSE:   In  the  event of  termination of
         employment for cause, the right of the Participant to the Bonus Bank shall be forfeited.

         "CAUSE" Shall Mean:

         (i) any act or acts of the Participant constituting a felony under the laws of the United States of America, or any state thereof or any jurisdiction;
         (ii) any material breach by the Participant of any employment agreement with the Company or the policies of the Company or the willful and persistent (after written notice to the Participant) failure or refusal of the Participant to comply with any lawful directives of the Board;
         (iii) a course of conduct amounting to gross neglect, willful misconduct or dishonesty; or
         (iv) any misappropriation of material property of the Company by the Participant or any misappropriation of a corporate or business opportunity of the Company by the Participant.

2.6 BREACH OF AGREEMENT: Notwithstanding any other provision of the Plan or any other agreement, in the event that a Participant shall breach any non-competition agreement with the Company or breach any agreement, with respect to the post-employment conduct of such Participant, the Bonus Bank held for such Participant shall be forfeited.


                               GENERAL PROVISIONS
                               ------------------

3.1 TERMINATION OF THE PLAN: Upon termination of the Plan or suspension for a period of more than ninety (90) days, the Bank Balance of each Participant shall be distributed as soon as practicable but in no event later than ninety (90) days from such event. EXCOM, in it sole discretion, may accelerate distribution of the Bank Balance, in whole or in part, at any time without penalty.

3.2 NO VESTED RIGHTS: Except as otherwise provided herein, no associate or other person shall have any claim of right (legal, equitable, or otherwise) to any award, allocation, or distribution or any right, title, or vested interest in any amounts in his/her Bonus Bank and no officer or associate of the Company or any Participating Unit or Group or any other person shall have any authority to make representations or agreements to the contrary. No interest conferred herein to a
         Participant shall be assigned or subject to claim by Participant's creditors. The right of the Participant to receive a distribution thereunder shall be an unsecured claim against the general assets of the Company and the Participant shall have no rights in or against any specific assets of the Company as the result of Participation hereunder.




         ADDENDUM REVISED AS OF JANUARY 2000 WITH REVISIONS TO BE EFFECTIVE FOR THE PLAN YEAR BEGINNING APRIL 1, 2000.




                                                                (TOTAL 10 PAGES)


                                COLUMBUS McKINNON
                            EVA(R) BONUS ELIGIBILITY
                             Effective April 1, 2000



     Associates'
      Plan Year
Work Requirements in                   Associates'
        Bonus                      Status on May 1st. of                Eligibility             Date
    Calendar Year                 Following Calendar Year                for Bonus             Payable                   Calculation
---------------------------       -----------------------               -----------            -------                   -----------

Worked Full or Partial Year        Died                                  YES                   6/16 of Plan Year          Pro Rata



Worked Full or Partial Year        Long Term Disability                  YES, if return        Earlier of 6/16 or
                                                                         to work within        return to work date
                                                                         two years.            if after June 16th.        Pro Rata


Worked Full or Partial Year        Earning Short Term                                          6/16 of
                                   Disability Benefits                   YES                   Plan Year                  Pro Rata



Worked Full or Partial Year        Earning Worker's                      YES, if return        Earlier of 6/16 or
                                   Compensation Benefits                 to work within        return to work date
                                                                         two years.            if after June 16th.        Pro Rata


Worked Full or Partial Year        On FMLA or Other Approved             YES, if return        Earlier of 6/16 or
                                   Leave of Absence                      to work within        return to work date
                                                                         two years.            if after June 16th.        Pro Rata


Worked Full or Partial Year        Laid off and Subject to Recall        YES, if return        Earlier of 6/16 or
                                                                         to work within        return to work date
                                                                         two years.            if after June 16th.        Pro Rata


Worked Full or Partial Year        Terminated prior to May 1st           NO
                                   either voluntarily or with or                               ----------
                                   without cause.

Worked Full or Partial Year        Retired                               YES                   6/16 of Plan Year          Pro Rata

